EXHIBIT 99(1)


                          CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 25, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 8, 2002      By:   /s/ Ronald A. McDougall
                                  Ronald A. McDougall,
                                  Chairman of the Board and
                                  Chief Executive Officer
                                  (Principal Executive Officer)